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                                                                   EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) __

                             --------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                             36-0899825
                                                          (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                   60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS 60670-0286
            ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             --------------------

                            UNION TANK CAR COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



     DELAWARE                                      36-3104688
 (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)


     225 WEST WASHINGTON STREET
          CHICAGO, ILLINOIS                         60606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)



                   PASS THROUGH CERTIFICATES, SERIES 1994-A
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.    GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
           TRUSTEE:

           (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

           (B) WHETHER IT IS AUTHORIZED TO EXERCISE
           CORPORATE TRUST POWERS.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR
           IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
           SUCH AFFILIATION.

           No such affiliation exists with the trustee.


ITEM 16.   LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A
           PART OF THIS STATEMENT OF ELIGIBILITY.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4. A copy of the existing by-laws of the trustee.*

           5. Not Applicable.

           6. The consent of the trustee required by
              Section 321(b) of the Act.





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           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8. Not Applicable.

           9. Not Applicable.


           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 29th day of November, 1994.

           THE FIRST NATIONAL BANK OF CHICAGO,
           TRUSTEE,

           BY /s/ R. D. MANELLA

              R. D. MANELLA
              VICE PRESIDENT AND SENIOR COUNSEL


        *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).





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


                                   EXHIBIT 6



                    THE CONSENT OF THE TRUSTEE REQUIRED BY
                           SECTION 321(B) OF THE ACT



                                                        November 29, 1994




Securities and Exchange Commission
Washington, D.C. 20549

GENTLEMEN:

In connection with the qualification of a Pass Through Trust Agreement between Union Tank Car Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                            Very Truly Yours,

                            THE FIRST NATIONAL BANK OF CHICAGO

                            BY: /s/ R. D. MANELLA

                                 R. D. MANELLA
                                 VICE PRESIDENT AND SENIOR COUNSEL





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                                   EXHIBIT 7





A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.





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

Legal Title of Bank:     The First National Bank of Chicago     Call Date: 9/30/94   ST-BK:   17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                         Page RC-1
City, State Zip:         Chicago, IL 60670-0460
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.


SCHEDULE RC-BALANCE SHEET

                                                                                                          C400              <-
                                                                         DOLLAR AMOUNTS IN        -------------------    ---------
                                                                            THOUSANDS             RCFD   BIL MIL THOU
                                                                         -----------------        ----   ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ............                          008      3,677,034       1.a.
    b. Interest-bearing balances(2) .....................................                          007      7,396,406       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ........                          175        169,280       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)......                          177        533,138       2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold ...............................................                          027      3,758,277       3.a.
    b. Securities purchased under agreements to resell  .................                          027        983,109       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) ...............................................................  RCFD  2122  14,933,756                           4.a.
    b. LESS: Allowance for loan and lease losses ........................  RCFD  3123     355,626                           4.b.
    c. LESS: Allocated transfer risk reserve ............................  RCFD  3128           0                           4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) .............................                          212     14,578,130       4.d.
5.  Assets held in trading accounts .....................................                          354      9,793,010       5.
6.  Premises and fixed assets (including capitalized leases) ............                          214        506,298       6.
7.  Other real estate owned (from Schedule RC-M) ........................                          215         48,699       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ......................................                          213          7,269       8.
9.  Customers' liability to this bank on acceptances outstanding.........                          215        583,073       9.
10. Intangible assets (from Schedule RC-M) ..............................                          214        122,763      10.
11. Other assets (from Schedule RC-F) ...................................                          216      1,217,250      11.
12. Total assets (sum of items 1 through 11) ............................                          217     43,373,736      12.



________________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.





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

Legal Title of Bank:           The First National Bank of Chicago               Call Date: 9/30/94      ST-BK:   17-1630 FFIEC 031
Address:                       One First National Plaza, Suite 0460                                                      Page RC-2
City, State Zip:               Chicago, IL  60670-0460
FDIC Certificate No.:          0/3/6/1/8

Schedule RC-Continued

                                                                          Dollar Amounts in
                                                                             Thousands                     BIL MIL THOU
                                                                          -----------------                ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) ..................................                            RCON 2200  14,587,998  13.a.
       (1) Noninterest-bearing(1) ...................................   RCON 6631   5,788,459                           13.a.(1)
       (2) Interest-bearing .........................................   RCON 6636   8,799,539                           13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) ...........................                            RCFN 2200   9,974,515  13.b.
       (1) Noninterest bearing ......................................   RCFN 6631     850,522                           13.b.(1)
       (2) Interest-bearing .........................................   RCFN 6636   9,123,993                           13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased ......................................                            RCFD 0278   2,211,005  14.a.
    b. Securities sold under agreements to repurchase ...............                            RCFD 0279     765,393  14.b.
15. a. Demand notes issued to the U.S. Treasury .....................                            RCON 2840     102,201  15.a.
    b. Trading Liabilities...........................................                            RCFD 3548   6,291,743  15.b.
16. Other borrowed money:
    a. With original maturity of one year or less ...................                            RCFD 2332   3,237,167  16.a.
    b. With original maturity of more than one year .................                            RCFD 2333     491,176  16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases ..........................................................                            RCFD 2910     275,794  17.
18. Bank's liability on acceptance executed and outstanding .........                            RCFD 2920     583,073  18.
19. Subordinated notes and debentures ...............................                            RCFD 3200   1,325,000  19.
20. Other liabilities (from Schedule RC-G) ..........................                            RCFD 2930     638,753  20.
21. Total liabilities (sum of items 13 through 20) ..................                            RCFD 2948  40,483,818  21.
22. Limited-Life preferred stock and related surplus ................                            RCFD 3282       0      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...................                            RCFD 3838       0      23.
24. Common stock ....................................................                            RCFD 3230     200,858  24.
25. Surplus (exclude all surplus related to preferred stock) ........                            RCFD 3839   2,289,398  25.
26. a. Undivided profits and capital reserves .......................                            RCFD 3632     403,835  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ...................................................                            RCFD 8434     [ 3,441) 26.b.
27. Cumulative foreign currency translation adjustments .............                            RCFD 3284        (732) 27.
28. Total equity capital (sum of items 23 through 27) ...............                            RCFD 3210   2,889,918  28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ...........................                            RCFD 3300  43,373,736  29.
Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                               Number
   bank by independent external auditors as of any date during 1993 ............                    RCFD 6724   N/A    M.1.

1 = Independent audit of the bank conducted in accordance               4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank               authority)
2 = Independent audit of the bank's parent holding company              5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing                auditors
    standards by a certified public accounting firm which               6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                    external auditors
    (but not on the bank separately)                                    7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                     8 = No external audit work
    accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

- --------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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